EXHIBIT 99.1

American River Bankshares Announces its Third Quarter Cash Dividend

SACRAMENTO, Calif., July 20, 2017 (GLOBE NEWSWIRE) -- American River Bankshares (NASDAQ:AMRB) today announced its third quarter cash dividend of 5 cents per share ($0.05) payable on August 16, 2017 to shareholders of record on August 2, 2017.

The cash dividend is equal to the 5 cents declared in the second quarter of 2017 and represents the third cash dividend since the quarterly program was reinstated in January of 2017.

About American River Bankshares
American River Bankshares (NASDAQ:AMRB) is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to complement a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent reports filed on Form 10-Q and Form 8-K.  The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

Investor Contact:
Mitchell A. Derenzo
Chief Financial Officer
American River Bankshares
916-231-6723

Media Contact:
Erica Thompson Dias
Vice President Marketing
American River Bankshares
916-231-6717